FIFTH AMENDMENT TO SUB-LEASE AGREEMENT

FIFTH AMENDMENT TO SUB-LEASE AGREEMENT (“Amendment”), made this 2nd day of November, 2007 between COLUMBIA 677, L.L.C., a New York limited liability company with offices at 302 Washington Avenue Extension, Albany, New York 12203 (the "Landlord"), and FIRST ALBANY COMPANIES INC., with an office at 677 Broadway, Albany, New York  12207 (the "Tenant").

WHEREAS, Landlord and Tenant entered into a Sub-Lease Agreement dated August 12, 2003 as amended pursuant to a First Amendment dated October 11, 2004  and Second Amendment dated February 28, 2005 and as amended by that certain Third Amendment dated September 29, 2006  and as amended by that certain Fourth Amendment dated August 9, 2007 (collectively the Sublease”) concerning the lease of 32,698 square feet in the building located at 677 Broadway, City and County of Albany, State of New York (“Leased Property”); and

WHEREAS, Tenant desires to surrender a portion of the Leased Property prior to the expiration date set forth in the Sublease and Landlord is willing to accept such surrender in the manner and upon and subject to the terms and conditions hereinafter set forth; and

WHEREAS, Landlord will enter into a new lease (the "New Lease") for the portion of the Leased Property being surrendered with a new tenant (the "New Tenant"); and

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Sublease as specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           All capitalized terms not specifically defined herein shall have the meaning set forth in the Sublease.

2.           Pursuant to the Sublease, Tenant is leasing space located on the 10th floor in the Building and desires to surrender to Landlord the entire 10th floor of the Building consisting of 15,358 square feet of space in the manner described herein ("Surrender Premises").  Tenant wishes to surrender possession of the Surrender Premises and Landlord hereby agrees to release the Tenant from its lease obligations under the Sublease for its use and occupancy of the Surrender Premises pursuant to the terms and conditions of this Amendment.

3.           Provided and on the condition that Landlord and New Tenant have both executed and delivered the New Lease, and Landlord gives Tenant notice that the New Lease has been fully executed and delivered prior to the Surrender Date, Tenant hereby agrees  to vacate the Surrender Premises as follows:

(A)	On or before November 15, 2007, Tenant shall surrender 10,204 square feet as shown on Exhibit "A" attached hereto ("First Surrender Date");
(B)	On or before December 15, 2007, Tenant shall surrender the remainder of the Surrender Premises except for the existing computer room shown on the attached Exhibit "B" ("Second Surrender Date"); and
(C)	On or before April 1, 2008, Tenant shall surrender the entire Surrender Premises ("Third Surrender Date")

such dates, as all or some of them may be extended pursuant to the last sentence of this paragraph.  The First Surrender Date, the Second Surrender Date and the Third Surrender Date are sometimes referred to herein collectively as the "Surrender Dates" or each a "Surrender Date".

Therefore, Tenant's surrender of the applicable Surrender Premises on each of the Surrender Dates set forth herein is OF THE ESSENCE.  Tenant shall comply with the terms and conditions of Section 15 of the Sublease regarding the condition of each Surrender Premises on the applicable Surrender Date.  In addition, prior to the Third Surrender Date, Tenant shall remove its computer wiring installed in the Surrender Premises that are the subject of the Third Surrender Date.  Notwithstanding anything set forth in this paragraph to the contrary, Tenant if Tenant fails to vacate the Surrender Premises (or any portion thereof) on the applicable Surrender Date, Tenant shall pay a fix sum, on demand, of $50,000 per month for such failure which sum shall be charged to Tenant on a per diem basis based upon a 30 day month (i.e. Tenant shall be charged $1,666.67 for each day Tenant fails to vacate the applicable portion of the Surrender Premises on the applicable Surrender Date).

4.           As of each Surrender Date set forth above and provided (i) Tenant has vacated the applicable Surrender Premises on or before such Surrender Date , (ii) Tenant pays to Landlord the applicable Surrender Fee when due, and (iii) the terms and conditions of this Amendment are satisfied, the rentable square footage of the Leased Property as defined in the Sublease shall be reduced from 25,116 sf to 9,758 sf, in three stages based upon the reduction of square footage occurring on each Surrender Date,  the "Tenant's Share" as defined in Section 7 of the Sublease shall be proportionately reduced and each other term and condition in the Sublease, if any, that is based on square footage shall likewise be proportionately reduced. Provided the conditions set forth in Paragraph 4(i), (ii) and (iii) have been satisfied on the applicable dates, all rent or other charges due under the Sublease with respect to each of the three portions of the Surrender Premises or otherwise arising from each such portion of the Surrender Premises shall cease on the applicable Surrender Date.

5.           Landlord and Tenant hereby agree that, in consideration of Landlord agreeing to the surrender of the Surrender Premises, and provided that the New Lease has been executed and delivered with notice thereof given by Landlord to Tenant as provided herein, Tenant shall make a payment equal to the sum of One Million Fifty Thousand Dollars and 00/100 ($1,050,000) to Landlord ( "Surrender Fee") which shall be paid by Tenant to Landlord in three equal installments of $350,000.00, the first installment shall be paid on the First Surrender Date, the second installment shall be paid on the Second Surrender Date and the third installment shall be paid on the Third Surrender Date

Any late fees for late payment of rent set forth in the Sublease shall be applicable to the late payment of the Surrender Fee.

6.           If the New Lease is not executed by Landlord and the New Tenant on or before November 7, 2007, either of Landlord or Tenant may declare this Agreement to be null and void and, notwithstanding whether Tenant may have vacated the Surrender Premises, the Surrender Premises shall continue to be part of the Leased Property for all purposes under the Sublease. Landlord shall keep Tenant reasonably informed regarding the status of negotiations with the New Tenant and any date upon which Landlord and the New Tenant intend to execute the New Lease.

7.           As of the Third Surrender Date, and provided that the New Lease has been executed and delivered with notice thereof given by Landlord to Tenant as provided herein, Tenant's parking spaces, as provided in the Sublease, shall be reduced from 1 spaces to 0 spaces and the Parking Rent under the Sublease shall be reduced accordingly.

8.           Paragraph 32 shall be deleted from the Sublease.

9.           Landlord and Tenant shall be equally responsible for any transfer or similar tax due in connection with or arising from the transactions contemplated by this Amendment.  Landlord shall be responsible for the filing of a tax return or similar document or instrument required in connection with the payment of same but Tenant agrees to reasonably cooperate with Landlord and to execute any document reasonably requested by Landlord in connection with same.

10.           Landlord hereby acknowledges and agrees that pursuant to the Agreement of Subordination, Non-Disturbance and Attornment, dated May 12, 2005, by and among Landlord, Tenant and Prudential Mortgage Capital Company LLC ("Prudential"), the consent of Prudential is required for the modification of the Sublease contemplated by this Agreement.  Landlord agrees to obtain such consent (at its sole cost and expense) at  prior to the First Surrender Date and to provide Tenant with evidence of same, in form and substance reasonably satisfactory to Tenant.  If Landlord does not obtain such consent prior to the First Surrender Date, it shall indemnify and hold Tenant harmless for any claim by Prudential in connection with such failure.

11.           This Amendment may be executed in several counterparts, and any signed counterpart shall constitute a legal original for all purposes.  Any such counterparts maybe introduced into evidence in any action or proceeding without having to produce the others.

12.           Except as specifically amended in this Amendment, all terms and provisions of the Sublease shall remain unchanged and in full force and effect.

13.           This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Sublease as of the date first above written.

Columbia 677, L.L.C.

By:_______________________________
           Joseph R. Nicolla, Member

First Albany Companies Inc.

By:_________________________________
Name:
Title:

STATE OF NEW YORK	)
)SS.:
COUNTY OF ALBANY	)

On the _____ day of __________________ in the year 2007 before me, the undersigned, personally appeared Joseph R. Nicolla, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public

STATE OF NEW YORK	)
)SS.:
COUNTY OF	)

On the _____day of ________________ in the year 2007 before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public